Exhibit 99.1

(1)  In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”).  The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland.  The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation.  The address of CS Hldgs USA Inc's principal business and office is Eleven Madison Avenue, New York, New York 10010.  The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New York, New York 10010.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”) and Sprout IX Plan Investors, L.P. (“IX Plan”) are Delaware limited partnerships that make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly owned subsidiary of CS USA Inc, acts as a venture capital partnership management company.  DLJCC is also the general partner of Sprout Entrepreneurs.  DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management.  DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs.  DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX.  DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly owned subsidiary of DLJCC, is the managing general partner of Associates IX.  DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management.  DLJLBO II makes all of the investment decisions on behalf of IX Plan.  DLJLBO II is an indirect wholly owned subsidiary of CS USA Inc.  The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II is Eleven Madison Avenue, New York, New York 10010.

EMA Private Equity Fund 2000, L.P. (“EMA Private Equity”) is a Delaware limited partnership.  Credit Suisse (Bermuda) Limited (“CS Bermuda”), a Bermuda corporation, is the general partner of EMA Private Equity and a wholly owned subsidiary of the Bank.  The address of the principal business and office of CS Bermuda is Thistle House, 4 Burnaby Street, Hamilton, Bermuda HM 12.  The address of the principal business and office of EMA Private Equity is Eleven Madison Avenue, New York, New York 10010.

Merban Equity AG Guernsey Branch (“Merban Equity Guernsey”) is a branch of Merban Equity AG (“Merban Equity”), a Swiss company, which is a wholly owned subsidiary of the Bank.  The address of the principal business and office of Merban Equity is Bahnhofstrasse 17, P.O. Box 234, CH 6300 Zug, Switzerland.  The address of the principal business and office of Merban Equity Guernsey is Helvetia Court, Les Echelons South Esplanade, St. Peter Port, Guernsey GY1 6LU.

CSFB Strategic Partners Holdings III, L.P. (“Strategic Partners III”), DLJ Multi-Manager Private Equity Fund, L.P. (“DLJ Multi-Manager PEF”), DLJ PEP II Employee Fund, L.P. (“DLJ PEP II”), Sprout Investment Partners, L.P. (“Sprout Investment Partners”) and DLJ Private Equity Partners Fund II, L.P. (“DLJPE Partners Fund II”) are Delaware limited partnerships.  DLJ MB Advisors, LLC (“DLJMB Advisors”), a Delaware limited liability company, is the managing general partner of CSFB Strategic Associates III, L.P. (“Strategic Associates III”), a Delaware limited partnership, which in turn is the general partner of Strategic Partners III.  DLJ Merchant Banking Funding, Inc. (“DLJMB Funding”), a Delaware corporation, is the associate general partner of Strategic Associates III.  DLJMB Advisors is also the manager of Credit Suisse Private Equity Advisers LLC (“CSPE Advisers”), a Delaware limited liability company.  Credit Suisse Alternative Capital, LLC (“CS Alternative Capital”), a Delaware limited liability company, is the sole member of CSPE Advisers.  CS Alternative Capital is a wholly owned subsidiary of CSAM Americas Holdings Corporation (“CSAM Americas”), a Delaware corporation, which in turn is a wholly owned subsidiary of CS Hldgs USA Inc.  CSPE Advisers is the general partner of each of MPE, L.P. (“MPE”) and PEP II, L.P. (“PEP II”), each of which is a Delaware limited partnership, and Sprout Investment Partners.  MPE is the general partner of DLJ Multi-Manager PEF.  PEP II is the general partner of each of DLJ PEP II and DLJPE Partners Fund II.  Each of DLJMB Funding and DLJMB Advisors is a wholly owned subsidiary of Credit Suisse Private Equity, LLC (“CSPE LLC”), a Delaware limited liability company, which in turn is a wholly owned subsidiary of CS USA Inc.  DLJ Long Term Investment Corporation (“DLJ LTIC”) is a Delaware corporation and wholly owned subsidiary of CS USA Inc. The address of the principal business and office of each of Strategic Partners III, DLJ Multi-Manager PEF, DLJ PEP II, Sprout Investment Partners, DLJPE Partners Fund II, DLJMB Advisors, Strategic Associates III, DLJMB Funding, CS Alternative Capital, CSAM Americas, CSPE Advisers, MPE, PEP II, CSPE LLC, and DLJ LTIC is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products.  The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division.  The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide.  The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments.  The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person.  CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates and such securities are not reported in this Form 4.  CSG disclaims beneficial ownership of shares of Common Stock beneficially owned by its direct and indirect subsidiaries, including the Reporting Person.  Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of shares of Common Stock beneficially owned by the Reporting Person.  The Reporting Person disclaims beneficial ownership of shares of Common Stock beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2)  Includes (i) 1,348 shares of Common Stock sold by DLJ Multi-Manager PEF, (ii) 743 shares of Common Stock sold by DLJ PEP II, (iii) 19,817 shares of Common Stock sold by DLJPE Partners Fund II, and (iv) 56,765 shares of Common Stock sold by Sprout Investment Partners.

(3)  Includes (i) 4,924 shares of Common Stock beneficially owned directly by CS USA Inc, (ii) 43,221 shares of Common Stock beneficially owned directly by DLJ LTIC, (iii) 4,322 shares of Common Stock beneficially owned directly by EMA Private Equity, (iv) 8,645 shares of Common Stock beneficially owned directly by Merban Equity Guernsey, (v) 15,272 shares of Common Stock beneficially owned directly by Strategic Partners III, (vi) 387 shares of Common Stock beneficially owned directly by DLJ Multi-Manager PEF, (vii) 213 shares of Common Stock beneficially owned directly by DLJ PEP II, (viii) 5,687 shares of Common Stock beneficially owned directly by DLJPE Partners Fund II, (ix) 16,289 shares of Common Stock beneficially owned directly by Sprout Investment Partners, (x) 6,680,984 shares of Common Stock beneficially owned directly by Sprout IX, (xi) 388,388 shares of Common Stock beneficially owned directly by IX Plan, and (xii) 31,792 shares of Common Stock beneficially owned directly by Sprout Entrepreneurs.

(4)  Includes (i) 387 shares of Common Stock sold by DLJ Multi-Manager PEF, (ii) 213 shares of Common Stock sold by DLJ PEP II, (iii) 5,687 shares of Common Stock sold by DLJPE Partners Fund II, and (iv) 16,289 shares of Common Stock sold by Sprout Investment Partners.

(5)  Includes (i) 4,924 shares of Common Stock beneficially owned directly by CS USA Inc, (ii) 43,221 shares of Common Stock beneficially owned directly by DLJ LTIC, (iii) 4,322 shares of Common Stock beneficially owned directly by EMA Private Equity, (iv) 8,645 shares of Common Stock beneficially owned directly by Merban Equity Guernsey, (v) 15,272 shares of Common Stock beneficially owned directly by Strategic Partners III, (vi) 6,680,984 shares of Common Stock beneficially owned directly by Sprout IX, (vii) 388,388 shares of Common Stock beneficially owned directly by IX Plan, and (viii) 31,792 shares of Common Stock beneficially owned directly by Sprout Entrepreneurs.

(6)  Includes 4,322 shares of Common Stock sold by EMA Private Equity.

(7)  Includes (i) 4,924 shares of Common Stock beneficially owned directly by CS USA Inc, (ii) 43,221 shares of Common Stock beneficially owned directly by DLJ LTIC, (iii) 8,645 shares of Common Stock beneficially owned directly by Merban Equity Guernsey, (iv) 15,272 shares of Common Stock beneficially owned directly by Strategic Partners III, (v) 6,680,984 shares of Common Stock beneficially owned directly by Sprout IX, (vi) 388,388 shares of Common Stock beneficially owned directly by IX Plan, and (vii) 31,792 shares of Common Stock beneficially owned directly by Sprout Entrepreneurs.